Exhibit 99.1

Lawson Software Reports Q3 FY04 Results; Revenues Increase 17% over Prior Year, Driven by Strong Software Licensing

    ST. PAUL, Minn.--(BUSINESS WIRE)--March 18, 2004--Lawson Software, Inc. (Nasdaq:LWSN), today reported revenues of $91.6 million for its fiscal 2004 third quarter ended Feb. 29, 2004, compared with revenues of $78.4 million in its fiscal 2003 third quarter, an increase of 17 percent. License fee revenues were $25.2 million in the third quarter, compared with $14.2 million in the fiscal 2003 third quarter, an increase of 77 percent. Services revenues increased 3 percent to $66.4 million in the quarter, compared with $64.2 million in the fiscal 2003 third quarter.
    On a generally accepted accounting principles (GAAP) basis, the company posted net income of $2.6 million, or $0.02 per diluted share, compared with a net loss of $711,000, or a loss of $0.01 per diluted share, in the fiscal 2003 third quarter.
    Based on non-GAAP financial measures, the company posted non-GAAP net income of $3.5 million, or $0.03 per diluted share, compared with non-GAAP net income of $574,000 in the fiscal 2003 third quarter, or $0.01 per diluted share. Fiscal 2004 third quarter non-GAAP operating results exclude $1.6 million of items consisting of non-cash stock-based compensation and amortization of acquired software and intangibles.
    For the nine months ended Feb. 29, 2004, on a GAAP basis, the company posted net income of $4.5 million, or $0.04 per diluted share, on total revenues of $263.9 million, compared with a net loss of $6.1 million, or a loss of $0.06 per diluted share, on total revenues of $253.7 million in the comparable fiscal 2003 period.
    For the nine months ended Feb. 29, 2004, using non-GAAP financial measures, the company posted non-GAAP net income of $8.2 million, or $0.08 per diluted share, compared with non-GAAP net income of $935,000, or $0.01 per diluted share, in the comparable fiscal 2003 period. Fiscal 2004 nine-month non-GAAP operating results exclude $6.1 million of items consisting of a restructuring charge, non-cash stock-based compensation, and amortization of acquired software and intangibles.
    For the details on the company's GAAP reported results and the reconciliation of GAAP operating results to non-GAAP financial measures of net income, see the financial table accompanying this news release - "SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP OPERATING RESULTS TO NON-GAAP NET INCOME."
    The company's cash, cash equivalents and marketable securities increased to $232.1 million at Feb. 29, 2004, from $228.9 million at Nov. 30, 2003. During the third quarter, the company repurchased 1.3 million shares of common stock for a total of $11.3 million.
    Days sales outstanding (DSO) were 64 during the third quarter, compared with 64 in the fiscal 2004 second quarter.

    Third Quarter Performance

    "Our third quarter results were very good, reflecting successful operational execution within the company as well as growing traction in the markets we serve. The 27 percent growth in software license fees on a year-to-date basis is proof of the value we bring to our clients, and of our ability to effectively differentiate Lawson in today's competitive environment," said Jay Coughlan, Lawson president and chief executive officer. "The strong performance in our healthcare business shows how our brand leadership and customer focus can drive compelling financial results. Looking forward, we see substantial opportunity to further differentiate ourselves from competitors, and we intend to aggressively pursue the advantages our competitive differentiation and momentum provide. Overall, we remain cautiously optimistic for continued growth in Q4."
    The company signed 136 deals in the quarter. Of total licensing activity in the fiscal 2004 third quarter, 60 percent came from new customers and 40 percent from existing customers. License fees were 27 percent of total revenue in the fiscal 2004 third quarter, up from 18 percent in the fiscal 2003 third quarter. At nine months, license fees were 25 percent of total revenue, compared with 20 percent in the prior year period.
    During the quarter, the company signed 27 new customers at an average selling price of $580,000, compared with 18 new customers at an average selling price of $442,000 in the third quarter of fiscal 2003. The company signed six software licensing agreements valued at more than $1 million. Significant or strategic wins included:
Healthcare - Sisters of Mercy Health System, Baptist Health Care, BryanLGH Medical Center; Public Sector - Knox County (Tenn.); Emerging Markets - PlatformOne.

    Conference Call and Webcast

    The company will conduct a conference call and webcast for investors beginning at 3:30 p.m. Central Time on March 18.
    Interested parties may listen to the call by dialing 888-592-9602 (passcode Lawson 318) and international callers 1-773-756-4621. A live webcast will also be available on www.lawson.com. Interested parties should dial into the conference call or access the webcast approximately 10-15 minutes before the scheduled start time.
    A replay will be available approximately one hour after the conference call concludes and will remain available through Friday, March 26. The replay number is 800-767-6745 and international 1-402-220-0375. The webcast will remain on www.lawson.com for approximately two weeks.

    About Lawson Software

    Lawson Software provides business process software solutions that help services organizations in the healthcare, retail, professional services, public sector, financial services, and other strategic markets achieve competitive advantage. Lawson's solutions include enterprise performance management, distribution, financials, human resources, procurement, retail operations and service process optimization. Headquartered in St. Paul, Minn., Lawson has offices and affiliates serving North and South America, Europe, Asia, Africa and Australia. Additional information about Lawson is available at www.lawson.com.

    Forward-Looking Statements

    This press release contains forward-looking statements. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software, Inc., and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events which occur in the future. In addition to factors discussed above, risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the software industry; global military conflicts; terrorist attacks in the United States, and any future events in response to these developments; changes in conditions in the company's targeted service industries; increased competition and other risk factors listed in the company's most recent Annual Report on Form 10-K and 10-Q filed with the Securities and Exchange Commission and as included in other documents the company files from time to time with the Commission.


                        LAWSON SOFTWARE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                              UNAUDITED
                            (in thousands)
                                                February 29,  May 31,
                                                    2004       2003
                                                ------------ ---------
ASSETS
Current assets:
  Cash and cash equivalents                        $145,903  $153,071
  Marketable securities                              80,564   102,266
  Trade accounts receivable, net                     64,894    62,433
  Other current assets                               42,096    34,122
                                                ------------ ---------
     Total current assets                           333,457   351,892

Long-term marketable securities                       5,665     5,175
Property and equipment, net                          18,211    21,364
Goodwill and other intangible assets, net            61,735    43,943
Other assets                                          8,644     9,835
                                                ------------ ---------
     Total assets                                  $427,712  $432,209
                                                ============ =========

LIABILITIES AND STOCKHOLDERS'  EQUITY
Current liabilities:
  Current portion of long-term debt                    $739      $896
  Accounts payable and other accrued liabilities     50,883    51,096
  Deferred revenue and customer deposits             83,168    86,642
                                                ------------ ---------
     Total current liabilities                      134,790   138,634

Long-term debt, less current portion                    966       255
Other long-term liabilities                           4,146     3,921
                                                ------------ ---------
     Total liabilities                              139,902   142,810
                                                ------------ ---------

Stockholders' equity:
 Preferred stock                                          -         -
 Common stock                                         1,095     1,058
 Additional paid-in capital                         326,272   309,637
 Treasury stock, at cost                            (55,719)  (28,824)
 Deferred stock-based compensation                   (1,147)   (3,117)
 Retained earnings                                   14,013     9,480
 Accumulated other comprehensive gain                 3,296     1,165
                                                ------------ ---------
     Total stockholders' equity                     287,810   289,399
                                                ------------ ---------
     Total liabilities and stockholders' equity    $427,712  $432,209
                                                ============ =========



                         LAWSON SOFTWARE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               UNAUDITED
                 (in thousands, except per share data)


                                  Three Months Ended Nine Months Ended
                                  ------------------ -----------------
                                   Feb 29,  Feb 28,  Feb 29,  Feb 28,
                                    2004     2003     2004     2003
                                  --------- -------- -------- --------
Revenues:
 License fees                      $25,195  $14,219  $65,169  $51,343
 Services                           66,411   64,187  198,704  202,316
                                  --------- -------- -------- --------
    Total revenues                  91,606   78,406  263,873  253,659
Cost of revenues:
 Cost of license fees                3,911    3,110   11,990    9,888
 Cost of services                   34,258   33,956  100,090  107,696
                                  --------- -------- -------- --------
    Total cost of revenues          38,169   37,066  112,080  117,584

    Gross profit                    53,437   41,340  151,793  136,075
Operating expenses:
 Research and development           16,940   14,298   47,132   43,888
 Sales and marketing                23,615   23,950   68,111   77,266
 General and administrative          9,090    4,691   28,400   21,194
 Restructuring charges                   -      470    2,210    6,293
 Amortization of acquired
  intangibles                          346      225      912      654
                                  --------- -------- -------- --------
    Total operating expenses        49,991   43,634  146,765  149,295
                                  --------- -------- -------- --------
Operating income (loss)              3,446   (2,294)   5,028  (13,220)
Other income (expense):
 Interest income                       797    1,163    2,459    3,397
 Interest expense                      (18)     (34)     (56)    (111)
                                  --------- -------- -------- --------
    Total other income (expense)       779    1,129    2,403    3,286

Income (loss) before income taxes 4,225 (1,165) 7,431 (9,934) Provision (benefit) for income
 taxes                               1,648     (454)   2,898   (3,874)
                                  --------- -------- -------- --------
Net income (loss)                   $2,577    $(711)  $4,533  $(6,060)
                                  ========= ======== ======== ========

Net income (loss) per share:
 Basic                               $0.03   $(0.01)   $0.05   $(0.06)
                                  ========= ======== ======== ========
 Diluted                             $0.02   $(0.01)   $0.04   $(0.06)
                                  ========= ======== ======== ========
Shares used in computing net
 income (loss) per share:
 Basic                              98,650   99,239   98,472   98,179
                                  ========= ======== ======== ========
 Diluted                           107,510   99,239  107,339   98,179
                                  ========= ======== ======== ========


  SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP OPERATING INCOME
               (LOSS) TO NON-GAAP NET INCOME (UNAUDITED)

Lawson provides non-GAAP results as supplemental information to its GAAP operating results. These non-GAAP results exclude certain expenses and non-cash charges such as stock-based compensation, restructuring and lease abandonment expenses, and amortization of acquired intangibles. Lawson believes that this presentation helps investors, analysts and others compare the company's operating results with other companies in Lawson's peer group and with Lawson's historical operating results. Management uses non-GAAP operating results to evaluate short-term and long-term operating trends in Lawson's core software operations. Non-GAAP operating results are not prepared in accordance with GAAP and should not be considered a substitute for or an alternative to operating results determined in accordance with GAAP. Further, these non-GAAP financial measures may not be comparable to similarly titled measures used by other companies. The following table reconciles the non-GAAP measures used with GAAP.


                                 Three Months Ended Nine Months Ended
                                 ------------------ ------------------
                                  Feb 29,  Feb 28,  Feb 29,   Feb 28,
                                   2004     2003     2004      2003
                                 --------- -------- -------- ---------

GAAP operating income (loss):      $3,446  $(2,294)  $5,028  $(13,220)
 Adjustments for non-GAAP
  measures:
    Restructuring charges               -      470    2,210     6,293
    Non-cash stock-based
     compensation                     422    1,029    1,046     2,730
    Lease abandonment expense           -        -        -       676
    Software and intangible
     amortization related to
     acquisitions                   1,155      607    2,812     1,768
                                 --------- -------- -------- ---------
Non-GAAP operating income (loss)    5,023     (188)  11,096    (1,753)
    Total other income (expense)      779    1,129    2,403     3,286
                                 --------- -------- -------- ---------
Non-GAAP income before income
 taxes                              5,802      941   13,499     1,533
    Provision for income taxes      2,263      367    5,264       598
                                 --------- -------- -------- ---------
Non-GAAP net income                $3,539     $574   $8,235      $935
                                 ========= ======== ======== =========

Non-GAAP net income per share:
 Basic                              $0.04    $0.01    $0.08     $0.01
                                 ========= ======== ======== =========
 Diluted                            $0.03    $0.01    $0.08     $0.01
                                 ========= ======== ======== =========

Shares used in computing non-GAAP
 net income per share:
 Basic                             98,650   99,239   98,472    98,179
                                 ========= ======== ======== =========
 Diluted                          107,510  105,949  107,339   103,779
                                 ========= ======== ======== =========

    CONTACT: Lawson Software, Inc., St. Paul
             Media contact:
             Terry Blake, 651-767-4766
             terry.blake@lawson.com
             or
             Investors and analysts contact:
             Barbara Doyle, 651-767-4385
             barbara.doyle@lawson.com